UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
April 13, 2009
HASTINGS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Texas	000-24381	75-1386375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3601 Plains Blvd.
Amarillo, Texas 79102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (806) 351-2300
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HASTINGS ENTERTAINMENT, INC.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 13, 2009, the Board of Directors for Hastings Entertainment, Inc. (“Hastings” or the “Company”) approved an amended Employment Agreement between the Company and John H. Marmaduke, President Chief Executive Officer, and Chairman of the Board, effective February 1, 2009. The following sets forth the material changes in the terms of the Employment Agreement.
Termination of Employment. If the Company terminates Mr. Marmaduke’s employment “without cause” (as defined in the Employment Agreement), the Company will pay Mr. Marmaduke (i) his base salary as of the Separation from Service Date (as defined in the Employment Agreement) plus bonus payable under the Corporate Officer Incentive Plan (“COIP”) for a period of 36 months; and (ii) any vacation pay accrued through the Separation from Service Date.
If termination occurs concurrent with or following a “change of control,” the Company will pay Mr. Marmaduke an amount equal to three times (3X) the following (i) Mr. Marmaduke’s base salary for the last 18 calendar months immediately prior to the Change of Control separation from service and bonus paid pursuant to the COIP; (ii) plus any applicable Gross-Up Payment.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

99.1	Employment Agreement with John H. Marmaduke, dated April 13, 2009.

HASTINGS ENTERTAINMENT, INC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2009	Hastings Entertainment, Inc. (Registrant)
	By:	/s/ Dan Crow
Dan Crow
Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

HASTINGS ENTERTAINMENT, INC.
INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Employment Agreement with John H. Marmaduke, dated April 13, 2009